Exhibit 3.4

AMENDED BY-LAWS OF
DIPLOMAT PHARMACY, INC.

Adopted:  April 24, 1991

ARTICLE ONE
OFFICES

Registered Office and Registered Agent

1.01        The Corporation shall continuously maintain a registered office in the State of Michigan and a registered agent whose business office or residence is identical with the registered office.  If the location of the registered office is changed, or if the registered agent is changed, dies, resigns, or becomes disqualified, the Board of Directors shall, as applicable, determine the address of a new registered office, designate a successor registered agent, or both.  To effect the change in registered office or registered agent, the Board shall cause the officers of the Corporation to file the required documents with the proper state agency.

Principal Place of Business

1.02        The principal place of business of the Corporation is G-3426 Flushing Road, Flint, Michigan.  The Board of Directors has full power and authority to change the principal place of business at any time to another location within or outside of the State of Michigan.

Other Offices

1.03        The Corporation may also have offices at other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE TWO
SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

Place of Meetings

2.01        All meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at another location designated by the Board of Directors.  The location of the meeting shall be stated in the notice of meeting.

Time of Annual Meeting

2.02        The annual meeting of the shareholders of the Corporation for the election of Directors to succeed those whose terms expire and for the transaction of other business that may properly come before the meeting shall be held each year on the fourth Tuesday in June, if not a legal holiday, and if a legal holiday, then on the following business day, unless action is taken by written consent as permitted by the laws of the State of Michigan, or unless the Board of Directors shall designate a different day.

If the election of Directors does not occur, either by written consent or by meeting, on the day designated for the annual meeting or at any adjournment of the meeting, the President or, in his or her absence, the Vice-President, or a majority of the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible.  At that meeting, the election of Directors shall take place, and the election and any other business transacted shall have the same force and effect as if transacted at an annual meeting duly called and held.

Special Meetings

2.03        Special meetings of the shareholders may be called by the President of the Corporation and the Board of Directors.  Business transacted at all special meetings shall be confined to the matters stated in the notice of the meeting.  It is the duty of the Secretary to send out notice of the meeting in accordance with the provisions set forth in Section 2.04 of these By-Laws.

Notice of Meetings

2.04        Written notice of the date, time, place and purpose of all meetings of shareholders shall be given by mail or personally, not less than ten days and not more than sixty days prior to the date of the meeting to each shareholder of record of the Corporation entitled to vote at the meeting.  If mailed, the notice shall be directed to each shareholder entitled to notice at his or her address as it appears on the books of the Corporation unless the shareholder has requested the Secretary in writing to deliver notice to him or her at another address.  No publication of the notice of meeting shall be required.

Waiver of Notice

2.05        Whenever any notice is required to be given to a shareholder under law or under the provisions of the Corporation’s Articles of Incorporation or these By-Laws, a written waiver of notice signed by the shareholder entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of notice.  In the case of notice for special meetings, any written waiver of notice shall state the business to be transacted and the purpose of the meeting, and the waiver is only valid as to the matters stated.  Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting unless the shareholder attends the meeting for the express purpose of objecting, and does object, at the beginning of the meeting to the transaction of business because the meeting was not properly called or noticed.

Record Date for Determination of Shareholders

2.06        The Board of Directors shall fix in advance a date as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.  The date may not be more than sixty days nor less than ten days before the date of the meeting.  If the Board does not fix the record date, the record date shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the next day preceding the day on which the meeting is held.

Voting List

2.07        The officer having charge of the transfer book for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at any shareholders’ meeting.  The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.  It shall be produced at the time and place of the meeting and be subject to inspection by any shareholder during the whole time of the meeting.  The list shall be prima facie evidence of the shareholders entitled to examine the list or to vote at the meeting.

Quorum

2.08        A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the Corporation entitled to vote at the meeting, except as otherwise specifically provided by law or in the Articles of Incorporation or in a by-law adopted by the shareholders or incorporators.

Voting

2.09        (a)           At every meeting of the shareholders, each shareholder of the Corporation entitled to vote at the meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Corporation.  A shareholder may vote his or her shares through a proxy appointed by a written instrument signed by the shareholder or by his or her duly authorized attorney-in-fact and delivered to the Secretary of the meeting.  No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

(b)           The voting at all meetings of shareholders may be by voice vote or by written ballot, including the election of Directors.

(c)           If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote shall be the act of the shareholders unless the vote of a greater number, or voting by classes, is required by the statute, or the Articles of Incorporation, or these By-Laws, except for the election of Directors which shall require a plurality vote.  In the absence of a quorum or the withdrawal of enough shareholders to leave less than a quorum, any meeting may be adjourned from time to time by the vote of a majority of the shares present, but no other matters may be voted on until a quorum is established.

Action Without Meeting

2.10        Any action required by statute to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote if written consents, setting forth the action taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.  The consents shall bear the date of signature of each shareholder who signs.  The written consents shall not be effective to take the corporate action referred to unless, within sixty days after the record date for determining shareholders entitled to express consent without a meeting, the written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation.  Delivery shall be to the corporation’s registered office, its principal place of business or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders.  Prompt notice of an action taken without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE THREE
BOARD OF DIRECTORS

Directors Defined

3.01        “Directors”, when used in relation to any power or duty requiring collective action, means “Board of Directors”.

Qualifications

3.02        Unless the Articles of Incorporation require otherwise, the Directors need not be residents of the State of Michigan nor shareholders of the Corporation.

Powers

3.03        The business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under the authority of, the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, or these By-Laws as to action that requires authorization or approval of the shareholders.

Number and Term of Directors

3.04        The number of Directors of this Corporation shall be two.  Each Director shall be elected at the annual meeting of the shareholders to hold office until the succeeding annual meeting.  A Director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal.

Resignation and Removal

3.05        (a)           A Director may resign by giving written notice to the Corporation.  The resignation shall be effective on its receipt by the Corporation unless a future effective date is set forth in the notice of resignation.

(b)           Vacancies created by the resignation or death of a Director may be filled by a majority vote of the Board of Directors, and the person appointed to fill any vacancy shall serve until a qualified successor is elected, at either the next annual meeting of the shareholders or at a special meeting called for that purpose.

(c)           At any meeting of the shareholders, any Director or Directors may be removed from office, with or without cause, by a majority vote of the holders of a majority of the shares entitled to vote on the removal.

(d)           If any Director or Directors are removed, new Directors may be elected at the same meeting of the shareholders for the unexpired term of the Director or Directors removed.  If the shareholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, the unexpired terms shall be considered vacancies on the Board to be filled by majority vote of the remaining Directors.

Regular Meetings

3.06        Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders and at any other times as the Directors may determine.

Special Meetings

3.07        Special meetings of the Board of Directors shall be called by the Chairperson of the Board or by any two Directors.  Written notice of the meeting, stating the time, place and purpose of the meeting, shall be delivered to each Director, either personally or by mail, at least seven days prior to the date set for the meeting.  The Directors shall designate the location of any meeting by resolution or by written consent of all the members, but if no designation is made, meetings shall be held at the registered office of the Corporation.

Quorum

3.08        A majority of the members of the Board of Directors in office at the time of the meeting constitutes a quorum for the transaction of any business.

Vote Requirements

3.09        An affirmative majority vote of the Directors at a meeting at which a quorum is present constitutes the action of the Board of Directors unless a greater number is required by statute, the Articles of Incorporation or these By-Laws.      If there is less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until the quorum has been obtained.

Waiver of Notice

3.10        The actions taken at any meeting of the Board of Directors, however called or noticed or wherever held, are as valid as if they had been taken at a duly called and noticed meeting if a quorum is present and if, either before or after the meeting, each Director who is not present signs a waiver of notice of a consent to holding the meeting.  All waivers or consents shall be made part of the minutes of the meeting.  Attendance of a Director at any meeting constitutes a waiver of notice of the meeting, unless his or her attendance is for the express purpose of objecting to, and he or she does object to, the transaction of any business because the meeting is not lawfully called or convened.

Action Without Meeting

3.11        Any action required by law to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Directors.

Committees

3.12        (a)           The Board of Directors, by resolution adopted by a majority of the Directors in office, may designate one or more Directors to constitute an executive committee, and may appoint any other committees from among its members as it deems necessary.  Each committee has and shall exercise those powers conferred or authorized by the resolution appointing it.  A majority of any committee may determine its action and may fix the time and place of its meetings unless otherwise provided by the Board of Directors.  The Board of Directors has the power at any time to fill vacancies in, to change the size or membership of, and to discharge any committee.

(b)           Each committee shall keep a written record of its acts and proceedings, and shall submit that record to the Board of Directors as requested by the Board of Directors.

Compensation

3.13        The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services rendered to the Corporation as Directors, officers, or otherwise.

ARTICLE FOUR
INDEMNIFICATION

4.01        The Board of Directors shall authorize the Corporation to pay or reimburse any present or former director, officer or employee of the Corporation any judgments, fines, penalties, costs or expenses actually and necessarily incurred by him or her in any action, suit or proceeding to which he or she is made a party by reason of holding his or her position.  Payment or reimbursement is conditioned on the director, officer or employee having acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interests of the Corporation.  However, the director, officer or employee shall not receive indemnification if he or she is finally adjudicated to be liable for negligence or misconduct in the performance of his or her duty to the Corporation.  The indemnification provided in this paragraph shall also extend to good faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation.  The Board of Directors may, in proper cases, extend the indemnification to cover the good faith settlement of any action, suit or proceeding, whether formally instituted or not.  The rights of indemnification set forth in this Article are in addition to, and not exclusive of, all other rights to which the director, officer, employee or agent may be entitled.

ARTICLE FIVE
OFFICERS

5.01        The officers of the Corporation shall be President, Vice-President, Secretary and Treasurer.  The Corporation may also have, at the discretion of the Board of Directors, one or more additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and other officers and assistant officers as may be elected in accordance with the provisions of paragraph 5.02 of this Article.  The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees or agents; to specify their duties and authority; and to determine their compensation.

Election

5.02        The officers of the Corporation shall be chosen annually by the Board of Directors and each is to hold office until he or she resigns or is removed or otherwise disqualified to serve, or until his or her successor is elected and qualified.  One person may be elected to hold two or more offices.  However, no officer may execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

President

5.03        The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation; have the general powers and duties of management usually vested in the office of President of a corporation; and have all other powers and duties as may be prescribed by the Board of Directors or these By-Laws.  Within this authority and in the course of his or her duties, the President shall:

(a)           Preside at all meetings of the shareholders and be ex officio a member of all standing committees of the Corporation.

(b)           Sign all certificates of stock of the Corporation in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

(c)           When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make contracts as the ordinary conduct of the Corporation’s business may require.

(d)           Appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents and employees of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors; and control, subject to the direction of the Board of Directors, all of the officers, agents and employees of the Corporation.

(e)           Unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or her, and act and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which this Corporation holds stock.

Vice-Presidents

5.04        In the absence or disability of the President, the Vice-Presidents, if more than one, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President.  The Vice-Presidents shall have all other powers and perform all other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

Secretary

5.05        The Secretary shall:

(a)           Sign, with the President or a Vice-President, certificates for shares of the Corporation.

(b)           Certify and keep at the principal place of business of the Corporation the original or a copy of its By-Laws, including all amendments or alterations to the By-Laws.

(c)           Keep at the place where the By-Laws or a copy are kept a record of the proceedings of meetings of its directors and shareholders, executive committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice of meeting given, the names of those present at directors’ meetings, the number of shares or members present or represented at shareholders’ meetings and the proceedings of the meetings.

(d)           Sign, certify or attest documents as may be required by law or the business of the Corporation; keep the corporate seal, if any; and affix the seal to instruments as may be necessary or proper.

(e)           See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law.  In cases of the absence or disability of the Secretary, or his or her refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice-Presidents, if any, or by the Board of Directors.

(f)            Be custodian of the records and of the seal of the Corporation, if any, and see that it is engraved, lithographed, printed, stamped, impressed on or affixed to all certificates for shares prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws.

(g)           Keep at the place where the By-Laws or a copy are kept, or at the office of the transfer agent or registrar, a share register or duplicate share register giving the names of the shareholders, their respective addresses, and the number and classes of shares held by each; keep appropriate, complete and accurate books or records of account at the Corporation’s principal place of business.

(h)           See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

(i)            Exhibit at all reasonable times to proper persons on terms provided by law on proper application, the By-Laws, the share register and minutes of proceedings of the shareholders and directors of the Corporation.

(j)            In general, perform all duties incident to the office of Secretary and any other duties as from time to time may be assigned to him or her by the Board of Directors.

In case of the absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary.  In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary and Treasurer, any person authorized by the President or Vice-Presidents, if any, or by the Board of Directors, may perform the functions of the Secretary.

Assistant Secretary

5.06        At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary shall perform all the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Secretary.  The Assistant Secretary shall perform all other duties as from time to time may be assigned to him or her by the Board of Directors, or the Secretary.

Treasurer

5.07        The Treasurer shall:

(a)           Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in banks, trust companies or other depositories as shall be selected by the Board of Directors.

(b)           Receive, and give receipt for, moneys due and payable to the Corporation from any source whatever.

(c)           Disburse, or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for the disbursements.

(d)           Keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

(e)           Exhibit at all reasonable times the books of account and records of the Corporation to any director, or to proper persons on terms as are provided by law, on proper application during business hours at the office of the Corporation where the books and records are kept.

(f)            When and as requested, render to the President and directors accounts of all his or her transactions as Treasurer and of the financial condition of the Corporation.

(g)           On the written request of any shareholder of the Corporation, and within fourteen days after the request, mail to the shareholder the then latest annual balance sheet and income statement of the Corporation.  The financial statements shall have been prepared in accordance with generally accepted accounting principles by an independent public or certified public accountant.

(h)           Give to the Corporation a bond, if required by the Board of Directors in a sum, and with one or more sureties, or a surety company satisfactory to the Board, for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(i)            In general, perform all the duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him or her by the Board of Directors.

In case of the absence or disability of the Treasurer or his or her refusal or neglect to act, the Assistant Secretary or the Secretary acting as Assistant Treasurer, may perform all of the functions of the Treasurer.  In the absence or inability to act, or refusal or neglect to act, of both the Treasurer and the Secretary, any person authorized by the President or Vice-Presidents, if any, or by the Board of Directors may perform the functions of the Treasurer.

Assistant Treasurer

5.08        The Assistant Treasurer, if required so to do by the Board of Directors, shall respectively give bonds for the faithful discharge of his or her duties, in a sum, and with sureties that the Board of Directors shall require.  At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the Treasurer.  The Assistant Treasurer shall perform all other duties as from time to time may be assigned to him or her by the Board of Directors or the Treasurer.

Removal and Resignation

5.09        Any officer or agent may be removed by the Board of Directors whenever, in the Board’s judgment, the best interests of the Corporation will be served by the removal; provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person removed.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation.  Any resignation is to take effect on the date the notice of resignation is received unless a later time is specified in then notice.  Unless otherwise specified in the notice, the acceptance of the resignation is not necessary to make it effective.

Vacancies

5.10        If the office of the President, Vice-President, Secretary or Treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who is to hold office for the unexpired term and until his or her successor is elected.

Salaries

5.11        The salaries of all officers of the Corporation shall be fixed by the Board of Directors.  No officer shall be ineligible to receive a salary as officer by reason of the fact that he or she is also a Director of the Corporation and receiving compensation as Director.

ARTICLE SIX
ISSUANCE AND TRANSFER OF SHARES

Classes and Series of Shares

6.01        Subject to the provisions of its Articles of Incorporation, the Corporation may issue one or more classes or series of shares, or both, any of which classes or series may consist of shares with designations, preferences, qualifications, privileges, limitations, options, conversion rights and such special or relative rights as are stated in the Articles of Incorporation.  All shares shall have the conversion, redemption and other rights, preferences, qualifications, limitations and restrictions as are stated in the Articles of Incorporation.

Form and Contents of Share Certificates

6.02        The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock.  The certificates shall be in the form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

(a)           That the Corporation is organized under the laws of the State of Michigan;

(b)           The name of the person to whom the certificate is issued;

(c)           The number and class of shares and the designation of the series, if any, which the certificate represents.

Signature

6.03        Each share certificate shall be signed by the President or a Vice-President of the Corporation and also may be signed by its Secretary or Assistant Secretary or other appropriate corporate officer.  The signatures of officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee.

Facsimile signatures remain valid after any officer ceases to hold his or her position, and the certificate may be subsequently issued by the Corporation.

Consideration

6.04        Unless the Articles of Incorporation reserve the power to the shareholders, shares may be issued for consideration authorized by the Board of Directors.

Form of Payment

6.05        The consideration for the issuance of shares may be paid, in whole or in part, by any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation.

Subscriptions for Shares

6.06        Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when made, shall be paid in full at the time, or in installments and at the times specified by the Board of Directors.  All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

Transfers

6.07        (a)           Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owner of the shares, or by his or her duly authorized attorney, with a transfer clerk of transfer agent appointed as provided in accordance with these By-Laws, and on surrender of the certificate or certificates for the shares properly endorsed and with all taxes, if any, paid.

(b)           The person in whose name shares of stock stand on the books of the Corporation is deemed by the Corporation to be the owner of the shares for all purposes.  However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the Secretary of the Corporation or to the Corporation’s transfer clerk or transfer agent, the entry of the transfer shall record that fact.

Transfer Agents and Registrars

6.08        The Board of Directors may appoint one or more transfer agents and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign.

Replacement Certificates

6.09        On request of the holder, the Corporation shall issue a new certificate if the holder claims that the certificate has been lost, destroyed or wrongfully taken; however, the Corporation may require that the holder post an indemnity bond to protect against any claim that may be asserted on account of the alleged lost or destroyed certificate.  If the owner fails to notify the Corporation within a reasonable time of the fact of the loss or alleged destruction or theft and if the Corporation registers a transfer of the shares represented by the certificate before receiving the notification, the owner is precluded from asserting any claim against the Corporation for registering the transfer of any claim to a new certificate.

Fractional Shares

6.10        The Corporation, with the approval of the Board of Directors, may issue certificates for fractions of a share if necessary to effect share transfers, share distributions or a reclassification, merger, consolidation or reorganization that entitles the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions.  As an alternative, the Corporation, with the approval of the Board of Directors, may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined.  In the alternative, the Corporation, with the approval of the Board of Directors, may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable, as provided in the scrip, for full shares.  However, the scrip does not entitle the holder to any right of a shareholder, except as provided in the scrip.  The scrip shall be issued subject to the condition that it becomes void, if not exchanged for certificates representing full shares, before a specified date.  The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds be distributed to the holders of the scrip or subject to any other condition which the Board of Directors may determine.  The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

ARTICLE SEVEN
DIVIDENDS

Dividends

7.01        (a)           Dividends may be declared by the Board of Directors and paid out of any funds legally available for the payment of dividends and in any manner the Board of Directors deems proper, subject to the conditions and limitations imposed by law and the Articles of Incorporation of the Corporation.

(b)           Before making any distribution of profits, there may be set aside out of the net profits of the Corporation the sum or sums that the Directors from time to time, in their absolute discretion, may deem expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation or for any other purpose.  Any profits of any year not distributed as dividends are to be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

Record Date for Dividends or Rights

7.02        The Board of Directors may fix, in advance, a date as the record date for the determination of shareholders entitled to receive dividends.  However, the record date fixed by the Board shall not be more than sixty, nor less than ten, days before the date of the shareholders’ meeting.  If the record date is not fixed by the Board of Directors, the record date is the date the Board authorizes the distribution.

ARTICLE EIGHT
EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS

Authority for Execution of Instruments

8.01        The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  The authority may be general or confined to specific instances.  Unless authorized in accordance with these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any sum of money or for any purpose.

Execution of Instruments

8.02        Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the President or any Vice-President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may have the corporate seal, if any, affixed.

Bank Accounts and Deposits

8.03        All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with banks, bankers, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom the power may be delegated from time to time by the Board of Directors.

Endorsement Without Countersignature

8.04        Endorsements for deposit of commercial paper to the credit of the Corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice-President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation to whom the Board of Directors, by resolution, shall have delegated the power.

Signing of Checks and Drafts

8.05        Except as otherwise provided in these By-Laws, all checks, drafts or other order for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by those person or persons and in the manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE NINE
FISCAL YEAR

Designation

9.01        The fiscal year of the Corporation begins on the first day of July in each year unless otherwise provided by the Board of Directors.

ARTICLE TEN
CORPORATE RECORDS, REPORTS AND SEAL

10.01      The Corporation shall keep at its registered office a book of minutes of all meetings of shareholders and Board of Directors, books of account and a share register.  The book of minutes shall note the time and place of each meeting, whether it was regular or special and, if special, how it was called, the notice given, the names of the Directors present at a Board meeting, the number of shares represented at a shareholders’ meeting and the proceedings of the meeting.  The books of account shall cover the Corporation’s property and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  The share register shall contain the names and addresses of each shareholder, the number and classes of shares held by each, the number and date of certificates issued to each and the number and date of cancellation of every certificate surrendered for cancellation.

Inspection of Records by Shareholders

10.02      All books, records and lists of shareholders of the Corporation shall be open to inspection and examination during normal business hours for all proper purposes by every shareholder of the Corporation or his or her duly authorized agent or attorney on written request by the shareholder in compliance with the statutory requirements.

Inspection of Records by Directors

10.03      Every Director has the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation and of its subsidiary corporations, domestic or foreign.  Inspection by a Director may be made in person or by the Director’s agent or attorney, and the right of inspection includes the right to make extracts.

Financial Reports to Shareholders

10.04      The Board of Directors shall cause an annual financial report to be sent to the shareholders not later than four months after the close of its fiscal year.  The report shall contain financial statements covering in detail its assets and liabilities, its profits and losses from its business operations and all other information required by law.

Seal

10.05      The Board of Directors may adopt, use and subsequently alter a corporate seal.  However, use of a corporate seal or a facsimile is not required and does not affect the validity of any instrument.

ARTICLE ELEVEN
AMENDMENT OF BY-LAWS

Adoption, Amendment and Repeal

11.01      These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by the vote of a majority of the Board of Directors or the shareholders.  However, no By-Law adopted by the shareholders may be altered or repealed by the Board of Directors.

DIPLOMAT PHARMACY, INC.
RESOLUTIONS OF BOARD OF DIRECTORS
BY WRITTEN CONSENT

The undersigned, being all of the members of the Board of Directors of Diplomat Pharmacy, Inc., a Michigan corporation, do hereby adopt the following resolution by written consent:

RESOLVED, that effective January 1, 2005 the Bylaws of the corporation are amended to provide that there shall be at least three (3) members on the Board of Directors of the corporation.

EXECUTED effective the 1st day of January, 2005.

/s/ Philip R. Hagerman
Philip R. Hagerman

/s/ Jeffrey M. Rowe
Jeffrey M. Rowe

/s/ Mark Steven Chaffee
Mark Steven Chaffee

AMENDMENT TO THE BYLAWS
OF
DIPLOMAT PHARMACY, INC.

Adopted Effective:  January 1, 2005

Section 3.04 of the Bylaws of Diplomat Pharmacy, Inc. is hereby amended to provide as follows:

Number and Term of Directors

3.04 The number of Directors of this Corporation shall be three (3) or more in number.  Each Director shall be elected at the annual meeting of the shareholders to hold office until the succeeding annual meeting.  A Director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal.